Certification under Rule 466

The depositary, JPMorgan Chase Bank, N.A. represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (Old Mutual plc, 333-143036), which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement except for the number of foreign securities a Depositary Share represents.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

JPMORGAN CHASE BANK, N.A., as Depositary

By: /s/Joseph M. Leinhauser
Name: Joseph M. Leinhauser
Title: Vice President